UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2019

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 1, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) commenced voluntary cases (the “Cases”) under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On July 2, 2019, the Bankruptcy Court entered an order approving the joint administration of the Cases under the caption In re Weatherford International plc, et al. On September 9, 2019, the Company filed with the Bankruptcy Court the proposed Second Amended Joint Prepackaged Plan of Reorganization of Weatherford International plc and its Affiliate Debtors, dated September 9, 2019, (as amended, modified or supplemented from time to time, the “Plan”). On September 11, 2019, the Bankruptcy Court entered an order approving the Weatherford Parties’ Plan.

In accordance with the Plan, on November 11, 2019, the Company obtained an exit facility commitment letter (the “Exit Facility Commitment Letter”) from Wells Fargo Bank, National Association (“WF”), Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Trust Company Americas (“DBTCA”) and Barclays Bank PLC (“Barclays” and, together with WF, WFS, DBSI, DBNY and DBTCA, the “Commitment Parties”), pursuant to which the Commitment Parties and/or their affiliates have agreed to provide, on a committed basis, the Company with (a) a senior secured asset-based revolving credit facility in an aggregate amount of $450,000,000 (the “ABL Facility”) and (b) a senior secured letter of credit facility in an aggregate amount of $105,000,000 (the “LC Facility”, together with the ABL Facility, the “Exit Facilities”). The Exit Facility Commitment Letter was approved by the Bankruptcy Court on November 12, 2019. While the Commitment Parties have committed to provide an aggregate amount of $105,000,000 under the LC Facility, the Commitment Parties have agreed to arrange and syndicate the LC Facility up to an aggregate amount of $200,000,000 (inclusive of the $105,000,000 committed amount). The Exit Facilities are subject to the closing conditions contained in the Exit Facility Commitment Letter. The LC Facility includes a letter of credit fee for each letter of credit issued thereunder equal to the LIBOR screen rate plus 350 basis points per annum, with a zero LIBOR floor, on the outstanding amount of each such letter of credit and a 12.5 basis point per annum fronting fee on the outstanding amount of each such letter of credit. In addition, the LC Facility requires the payment of an unused commitment fee in respect of the unutilized LC Facility commitments at a rate of 50 basis point per annum on the average daily unused commitments under the LC Facility.

The loans under the Revolver (as defined in the Exit Facility Commitment Letter) under the ABL Facility will bear interest at a rate of (i) in the case of LIBOR rate borrowings, the LIBOR rate plus an applicable margin in the range of 175-225 basis points per annum, with a zero LIBOR rate floor, and (ii) in the case of base rate borrowings, the base rate plus an applicable margin in the range of 75-125 basis points per annum, in the case of clauses (i) and (ii), based on the average Aggregate Excess Availability (as defined in the Exit Facility Commitment Letter). The loans under the FILO (as defined in the Exit Facility Commitment Letter) under the ABL Facility will bear interest at a rate of (i) in the case of LIBOR rate borrowings, the LIBOR rate plus an applicable margin of 350 basis points per annum, with a zero LIBOR rate floor, and (ii) in the case of base rate borrowings, the base rate plus an applicable margin of 250 basis points per annum. The ABL Facility includes a letter of credit fee for each letter of credit issued thereunder equal to (i) in the case of the Revolver, 175-225 basis points per annum based on the average Aggregate Excess Availability, and (ii) in the case of the FILO, 350 basis points per annum, in each case, on the amount of each such letter of credit, and a 12.5 basis point per annum fronting fee on the amount of each such letter of credit. In addition, the ABL Facility requires the payment of an unused commitment fee in respect of the unutilized commitments at a rate of 50 basis point per annum on the average unused commitments under the ABL Facility.

The foregoing description of the Exit Facility Commitment Letter is qualified in its entirety by reference to the Exit Facility Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other events.

On July 16, 2019, the Bankruptcy Court entered the Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Stock of, and Claims Against the Debtors [Docket No. 172] (the “Final NOL Order”).

Pursuant to the Final NOL Order, on November 12, 2019, the Company provided notice with respect to Claims (each as defined in the Final NOL Order) that the Determination Date (as defined in the Final NOL Order) is November 12, 2019 and the Reporting Deadline (as defined in the Final NOL Order) is November 18, 2019. Such notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the exhibit hereto, are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement entered into between the Company and the other parties thereto; risks attendant to the bankruptcy process, the outcomes of bankruptcy cases and examinership proceedings in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of any debtor-in-possession credit facility that we have entered into in connection with the cases and restrictions imposed by the Bankruptcy Court; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Exit Facility Commitment Letter, dated as of November 11, 2019
99.1	Notice of Determination Date and Reporting Deadline
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: November 12, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary